UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 07, 2023

TRIUMPH GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12235	51-0347963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 E Lancaster Avenue Suite 400
Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 251-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange LLC
Purchase rights	N/A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 7, 2023, Triumph Group, Inc. issued a press release announcing its financial results for the third quarter of the fiscal year ending March 31, 2024 and conducted a conference call to further discuss the financial results. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Following this issuance of the noted press release, management identified a typographical error, which originally stated: “Reaffirmed cash flow from operations of $65.0 million to $85.0 million, free cash flow of $40.0 million to $65.0 million, subject to the timing of closing of the sale of Product Support”; and has been corrected to state: “Reaffirmed cash flow from operations of $65.0 million to $85.0 million, free cash flow of $40.0 million to $55.0 million, subject to the timing of closing of the sale of Product Support”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triumph Group, Inc.

Date:	November 7, 2023	By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III, Vice President, Investor Relations, Mergers & Acquisitions, and Treasurer